Exhibit 4

June 16, 2008

TRACINDA CORPORATION

150 S. Rodeo Drive, Suite 250

Beverly Hills, CA 90212

Attention: Dan Taylor

Re:	Second Amendment to Revolving Credit Facility dated April 15, 2008

Ladies and Gentlemen:

BANK OF AMERICA, N.A. as the sole lender (“Lender”) is pleased to offer to amend the $600,000,000 Revolving Credit Facility letter agreement dated April 15, 2008, between Lender and TRACINDA CORPORATION, a Nevada corporation (“Borrower”), as amended (the “Agreement”) on the terms and conditions set forth herein. Terms not defined herein have the meanings assigned to them in the Agreement. The parties hereby agree with reference to the following facts:

A. Borrower has requested a temporary increase in the advance percentage in the Borrowing Base with respect to Delta Petroleum shares which have been pledged to Lender as Collateral become effective on the Trigger Date.

B. Borrower has also requested that the Pledge Agreement dated as of April 15, 2008, by and between Borrower and Lender (the “Pledge Agreement”) which was executed in connection with the Agreement be amended to confirm that certain of Lender’s rights and remedies thereunder must be exercised in accordance with applicable gaming laws, rules and regulations.

NOW, THEREFORE, in furtherance of the foregoing and in consideration of the mutual covenants and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Lender hereby agree as follows:

1. Amendments to Agreement. The parties agree that the Agreement is hereby amended as follows:

(a) Amended Definitions. Exhibit A of the Agreement is amended to amend and restate the definition of “Borrowing Base” to read in full as follows:

‘“Borrowing Base” means, as of the date of any determination on or following the Trigger Date, an amount equal to the sum of, without duplication:

(a) 50% of the Aggregate Market Value of all MGM MIRAGE and Tesoro shares owned by the Borrower at such time which are in the custody (including the appropriate form of custody for uncertificated securities, if applicable) of the Lender and in which the Lender has a first-priority perfected security interest pursuant to the Pledge Agreement;

(b)(i) beginning on the Trigger Date and ending on the date Borrower obtains all regulatory approvals which are required to pledge its shares of MGM MIRAGE to Lender, which date shall be no later than 120 days after the occurrence of the Trigger Date, 35% of Aggregate Market Value of all Delta Petroleum shares and Ford Motor Company shares owned by the Borrower at such time which are in the custody (including the appropriate form of custody for uncertificated securities, if applicable) of the Lender and in which the Lender has a first-priority perfected security interest pursuant to the Pledge Agreement and (ii) at all other times, 25% of the Aggregate Market Value of all Delta Petroleum shares and Ford Motor Company shares owned by the Borrower at such time which are in the custody (including the appropriate form of custody for uncertificated securities, if applicable) of the Lender and in which the Lender has a first-priority perfected security interest pursuant to the Pledge Agreement;

(c) the Designated Percentage of the Aggregate Market Value of all other publicly traded equity securities owned by the Borrower at such time which are in the custody (including the appropriate form of custody for uncertificated securities, if applicable) of the Lender and in which the Lender has a first-priority perfected security interest pursuant to the Pledge Agreement; and

(d) 100% of the Aggregate Market Value of all Cash Equivalents owned by the Borrower at such time which are in the custody (including the appropriate form of custody for uncertificated securities, if applicable) of the Lender and in which the Lender has a first-priority perfected security interest pursuant to the Pledge Agreement.”

(b) Amended Borrowing Base Certificate. Exhibit B of the Agreement is amended and restated to read in full as set forth on Annex I hereto.

2. Amendment to Pledge Agreement. The parties agree that the Section 11.1(f) of the Pledge Agreement is hereby amended and restated to read in full as follows (with the added text in bold and italics for the convenience of the reader):

“(f) in accordance with applicable law (including all applicable gaming laws, rules and regulations), to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker’s board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Lender; all at the sole option of and in the sole discretion of the Lender.”

3. Representations and Warranties. Borrower represents and warrants to Lender that:

a. All corporate action on the part of Borrower necessary for the authorization, execution, delivery and performance of this amendment has been duly taken. This amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

b. The execution of this amendment will not constitute or result in a breach of the provisions of any contract to which Borrower is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to Borrower. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by Borrower of this amendment.

c. The representations and warranties of Borrower in the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

d. No Default or Event of Default has occurred and is continuing or would result from this amendment.

4. Conditions Precedent. As a condition precedent to the effectiveness of this amendment, Borrower shall deliver to Lender:

a. executed counterparts of this amendment; and

b. such other approvals, opinions, documents, questionnaires or materials as Lender may request.

5. Miscellaneous.

a. Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms. This amendment shall become effective upon the date of satisfaction of each of the conditions precedent set forth in Section 4 above. Except as otherwise provided herein, the Agreement is in all respects hereby ratified and confirmed, and nothing contained in this amendment shall, or shall be construed to, modify, invalidate or otherwise affect any provision of the Agreement or any right of the parties thereto.

b. This amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, under any agreement, contract, indenture, document or instrument mentioned in the Agreement or any other Loan Document; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, under any agreement, contract, indenture, document or instrument mentioned in the Agreement or under any other Loan Document, constitute a waiver of any other default of the same or of any other term or provision.

c. This amendment shall be governed by, and construed in accordance with, the law of the State of Nevada; provided that Lender shall retain all rights arising under Federal law.

d. All other terms and conditions of the Agreement shall continue in full force and effect. This amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute but one and the same instrument.

Please indicate your acceptance of the foregoing by signing and returning a copy of this amendment to our attention.

Sincerely,

BANK OF AMERICA, N.A.

By	/s/ Brian D. Corum
Brian D. Corum, Senior Vice President

Agreed and Accepted:

TRACINDA CORPORATION

By:	/s/ Anthony Mandekic
Anthony Mandekic, Secretary-Treasure